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                                                                   Exhibit 10.11

                    DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

THIS AGREEMENT (the "Agreement") is hereby entered into on September 29, 1997 between ACE*COMM Corporation ("ACE*COMM") located at 704 Quince Orchard Road, Gaithersburg, Maryland 20878, and KMC Telecom Inc., KMC Telecom II, Inc. and KMC Telecom of Virginia, Inc., collectively the "Customer", with offices at 1545 Route 206, Suite 300, Bedminster, New Jersey 07921.

                                      RECITALS

Whereas ACE*COMM is a supplier of computer-based telephone billing products and services and KMC is a competitive local exchange carrier and ACE*COMM intends to sell and KMC intends to purchase certain telephone billing products and services, ACE*COMM and KMC are entering into the following two agreements:

1. A CONTRACT FOR DELIVERY OF COMPUTER SYSTEM whereby ACE*COMM will provide computer hardware, software, and documentation for KMC's Customer billing requirements.

2. This DATA PROCESSING SERVICES AND SUPPORT AGREEMENT whereby ACE*COMM will provide computer processing services and support regarding billing and additional services.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   General Undertaking.

     (a) Computer Processing Services. The ACE*COMM Data Center ("Data Center") shall provide Customer with the computer processing services described in the Schedule of Processing Services (the "Processing Services") to process Customer's internal information (the "Data"), which may include internal information of Customer's parent, subsidiary or other affiliate controlled by any of the foregoing, in accordance with Section 2(d) ("Performance Goals") and this Agreement. The Data Center will provide the Processing Services from its data processing Data Center located in Gaithersburg, Maryland (the "Processing ACE*COMM Data Center"), at the prices set forth in
          Section 4 ("Service Fees & Other Charges").

     (b) Communications System. The Data Center shall deliver Processing Services to a "Point of Connection" located within the communications room at the Data Center. The Customer shall at its own expense provide or arrange dedicated telecommunications circuits and transmission services linking the Point of Connection with the Customer's central and various remote locations (the

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                 Data Processing Services and Support Agreement

          "Communications System"). The Data Center's ability to provide Processing Services in accordance with this Agreement is expressly conditioned on the adequacy and availability of the Communications System supplied by Customer, provided that ACE*COMM does not interrupt or interfere with the communications system by its acts or omission or any of its subcontractors, agents, and representatives. In the event of any such interruption or interference by ACE*COMM, they shall cause it to be repaired as soon as possible at their expense.

     (c) Remote Access Equipment. The parties shall provide the following equipment during the Term of this Agreement:

          (i) Supplied by the ACE*COMM Data Center. The Data Center shall provide, install and maintain at the prices set forth in the Contract for Delivery of Computer System the computer hardware and telecommunications devices identified on Subpart A of the attached Schedule of Remote Access Equipment, in Attachment A at the locations specified therein (the "Data Center's Equipment").

          (ii) Supplied by Customer. Except as specified in Section (c) (i) General Undertaking above, the Customer shall provide, install and maintain at its own expense all other remote computer terminals, modems, printers and other hardware and telecommunications services (including leased lines and circuits) and devices required to obtain access to the Processing Data Center and to make effective use of the Processing Services at the level of activity and performance contemplated herein (the "Customer Equipment"). ACE*COMM will assist in the implementation and maintenance of Customer equipment located in Data Center.

     (d) Software. The software used by the Data Center to provide the Processing Services shall be supplied as follows:

          (i) Operations Software. The Data Center shall, as specified in Attachment A, provide a "Standard Library of Software" at no additional charge and shall provide the "Software Subject to Surcharge" at the surcharge rates set forth in Attachment A as amended from time to time.

          (ii) Processing Services. Unless specified in the Schedule of Processing Services, the work contemplated hereunder does not include software applications development, maintenance or conversion of programs or data.

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                 Data Processing Services and Support Agreement

(e)  Computer Hardware and Software Support

ACE*COMM agrees to provide Customer support services, hereinafter called "Support", for items listed in Schedules A through F hereof.

Subject to Customer's fulfillment of its applicable obligations specified in Section (viii) below, Support under this Agreement will include the following:

     (i)  Customer Telephone Support

               The Customer Telephone Support Service is offered from 8:30 a.m. to 10:00 p.m. Monday - Friday Eastern Time weekdays except holidays (24-hour/7-day service is available as an option). The current holidays are New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and the following Friday, and Christmas Day.

     (ii) Product support services for the NetPlus Pro*Vision Software as listed in Schedule A which shall include the following:

          1. Resolution of problems associated with generic and custom application software provided by ACE*COMM.

          2. Improvements made available through new releases of the application software features that resolve problems or potential problems inherent in the Customer's software set.

          3. Installation of the new software release via remote dial-up access.

          4.   Old version to new version conversion tools as necessary.

          5.   Documentation updates and improvements.

          6. Coverage of the installed operating system. All sites listed must be operating at the same revision level of the operating system.

          7. This coverage does not include Data Processing Services and Support required for third party software products.

     (iii)     Operating System support, as listed in Schedule B, includes:

          1.   Problem identification and resolution.

          2. Assistance with system start-up and shutdown procedures, disk management procedures, such as disk defragmentation, and other system administrative housekeeping procedures.

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                 Data Processing Services and Support Agreement

          3. Site configuration setup and modification, as required, for approved device software connections, such as printers, modems, terminals, and switch interfaces.

          4. Backup procedures, including standalone backups, incremental backups, and application software backups, and with file restoration.

          5. This coverage does not include the cost of software modifications to the Operating System, required as a result of equipment modifications installed by parties other than ACE*COMM.

          6. This coverage does not include Data Processing Services and Support required for third party software products other than the Operating System unless such product is provided by ACE*COMM.

     (iv) Product support services for host computer equipment as listed in Schedule C, which includes the following:

          1.   Data Processing Services and Support of the installed equipment .

          2. Replacement of all defective applicable hardware parts (labor included). Shipment will be made via next day air service within 24 hours of identification of defective parts.

          3. Twenty-four (24) hour response. Upon notification of a hardware or software failure by the Customer, ACE*COMM will provide response within the next business day.

     (v)  Support Outside Scope

          Support provided outside the Scope of this Agreement (such as additional operator training, Hardware or Software not listed in Schedules A to C, problems induced by malfunctions of systems not covered under this Agreement, or data recovery) will be charged at ACE*COMM's current time and expense rates as listed in Schedule E.

     (vi) Problem Resolution

          A problem is defined as the failure of any unaltered software or unaltered hardware listed in Schedules A through C hereof to comply with Customer-level documentation, when operating within the specified or operational environment established at the Customer site, at the time of initial installation. The supplied software or hardware systems should not have been expanded nor otherwise altered, except by ACE*COMM, since the time of installation.


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                 Data Processing Services and Support Agreement

          Similarly, any host interfacing or associated systems, not supplied by ACE*COMM, shall be unaltered and operating in accordance with the manufacturer's specifications, at the time of installation.

          Problem Resolution support shall include the following:

          1. Assisting the Customer in isolating problems and preparing problem documentation, if necessary.

          2. Providing problem resolution by one or more of the following methods:

               a. Replacing appropriate hardware components or correcting software as necessary.

               b.   Correcting documentation.

               c.   Publishing feature limitations with possible workarounds.

               d. Cooperate with the Customer to propose other solutions that may be outside the scope of this Agreement.

     ACE*COMM shall have unlimited rights to further use or market all software problem resolutions arising out of the Agreement.

     ACE*COMM shall not be liable to perform any services hereunder (i) on any equipment connected to the installed system without prior written approval from ACE*COMM, which shall not be unreasonably withheld or delayed or (ii) relating to damage or malfunction caused by such unapproved installation. If ACE*COMM performs any work on any such equipment installed without its approval then ACE*COMM will be paid by KMC for such services at its then effective hourly rates unless otherwise mutually agreed.

     (vii)     Response Time

     ACE*COMM shall respond to critical problems within two hours. A critical problem shall be defined as a problem that prevents billing from completing on time in accordance with the schedule outlined in the Customer Guide, or one that prevents more then twenty-five percent of the users from completing their normal tasks. ACE*COMM shall continually use its best efforts during times of Customer Telephone Support to correct the critical problem until it is corrected. In all other cases, ACE*COMM shall respond to a call from the Customer for assistance within four support hours, where support hours shall mean the hours of Customer Telephone Support and shall use its best efforts to correct the problem on a mutually agreeable schedule.

     (viii)    Customer Responsibilities

     To receive the support outlined in Section (e) hereof, the Customer must provide the following items:

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                 Data Processing Services and Support Agreement

     1. A dial-up/dial-out communications line to/from Gaithersburg, Maryland to Customer's site and communications hardware at the Customer's site to allow ACE*COMM personnel to access the Customer's computer hardware, software and database for problem analysis and resolution. The Customer shall provide appropriate security procedures to control access to this line and any sensitive data. Customer is responsible for usage costs on this line.

     2. All expendable items, i.e., printer ribbons, magnetic tapes, drums, diskettes, batteries, etc.

     3. Sufficient notification and applicable documentation on any problem to allow duplication of the problem on ACE*COMM equipment and software when necessary.

     4. Appropriate magnetic data storage media for the transportation of computer software between ACE*COMM and Customer's site.

     5. Access to the hardware site if on-site Data Processing Services and Support is required.

     6. ACE*COMM will be responsible for implementing and following procedures to conduct full backups of the system. In the event of database loss or of a system failure that causes a database loss, ACE*COMM will assist in restoring the database from the latest backup tape created and archived by the Customer. ACE*COMM will be responsible for re-entering any system updates not recovered from the latest backup tape.

     (ix)      Price for Support

     1. Customer shall pay ACE*COMM in the monthly amount(s) listed in Schedule F of this Agreement for the Support specified herein.

     2. Should travel be necessary, Customer will be charged for all travel expenses incurred by ACE*COMM in addition to amount(s) listed in Schedules A, B, C, D, and E except for travel necessary to maintain host computer equipment.

     3. For services required at a time other than those set forth in this Agreement and for services required because of damages resulting from accident, transportation, neglect, or misuse, operation of the equipment outside of the manufacturer's environmental specifications, failure of electrical power, air conditioning or humidity control, said service charges shall be at the per call rate in effect at the time service is rendered.

     4. Remedial service calls wherein the problem is determined to be other than as covered by this Data Processing Services and Support Agreement shall be billed to the Customer at the per call rate in effect at the time of call.

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                 Data Processing Services and Support Agreement

     5. Charges not covered by this Data Processing Services and Support Agreement are Customer's responsibility and the Customer shall pay for sales, use and like taxes.

     6. Other Billable Services. The Data Center shall be reasonably available from time to time during the Term hereof to assist Customer with "Other Billable Services" outside the scope of Schedule of Processing Services. Such services could include assistance in the design or procurement of additional or different telecommunications circuits, implementation or consolidation of other Customer data processing operations, software development or conversion services and general troubleshooting of problems with Customer-supplied application software or problems interfering with Processing Services not caused by the ACE*COMM Data Center. Other Billable Services shall be subject to a signed amendment hereto or separate agreement between the parties.

2.   Processing Data Center Operations.

     (a) Initiating Processing at ACE*COMM Data Center. Within fifteen (l5) days after execution of this Agreement, the parties shall each appoint a Coordinator responsible for coordinating and facilitating the implementation of Customer's data processing operations to the Processing ACE*COMM Data Center. If higher authority is required, it shall be resolved expeditiously. The Data Center shall plan, manage and execute the implementation according to a plan and schedule approved by the parties. Both parties shall develop the first draft of the plan within thirty (30) days of contract signing and will refine the plan throughout the term of this Agreement. Such plan shall provide the Implementation Plan.

     (b) Commencement of Processing Services. Upon completion of implementation, the parties shall test the Processing Services to determine whether the level of performance complies with the criteria set forth in the Implementation Plan, as mutually created. The "Commencement Date" of the Processing Services shall be the date of Customer's verification that the Processing Services conform to the criteria set forth in the Implementation Plan or, if earlier, the date on which Customer begins to make substantial beneficial use of the Processing Services, as shall be mutually agreed. Target date will be
          between November 15,1997 and December 15 1997.   Thereafter, each
          anniversary of the Commencement Date shall be considered a separate "Processing Year" for purposes of this Agreement.

     (c)  Operations Management.

          (i) Customer Account Coordinator. The Data Center shall appoint a Customer Account Coordinator to serve as Customer's key point of contact with the Data Center for any questions, problems or service issues during the Term hereof, as more fully explained in the ACE*COMM Data Center's Customer Guide to be provided no later than October 30,1997 in draft form and to be completed no later than November 15,1997 with five (5) working days for each review cycle (when so completed, the

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                 Data Processing Services and Support Agreement

               "Customer Guide."). This Customer Guide is to be kept current by both parties as to current practices and procedures.

          (ii) Documentation. The Data Center shall, at its own expense, provide Customer two (2) copies of the Customer Guide and related documentation pertaining to ACE*COMM Data Center-supplied software (collectively, the "Documentation"). The Customer may copy the Documentation. Upon termination of this Agreement, the Customer shall return to the Data Center all copies of Documentation under its possession or control.

          (iii) Data Center Contact/Interface Training. The Data Center shall, provide Customer initial training and instructions at a mutually convenient location as may reasonably be needed by managers and technicians of general proficiency to make effective use of the Processing Services provided by ACE*COMM. Training is to be provided under and in accordance with the Contract for Delivery of Computer Systems.

          (iv) Operating Procedures. The Customer and ACE*COMM shall at all times comply with each company's respective operational and security procedures, as reflected in the Customer Guide, as from time to time revised upon mutual agreement. Each Party reserves the right in its sole discretion to upgrade or reconfigure its own system components, hardware or software and otherwise to arrange its location or method of operations and procedures as it deems necessary or helpful in meeting the requirements of this Agreement, provided that no configuration or upgrading interferes with ACE*COMM's ability to perform in full its obligations hereunder and further provide that no such reconfiguration or upgrading has a cost impact on Customer without its prior written approval.

     (d)  Performance Goals.

          (i) Processing Services Performance Objectives. The Data Center shall make its best efforts to meet the minimum performance objectives (Performance Goals) for the Processing Services, as follows:

               a) Timeliness of Bills. The Data Center shall send out all bills generated by Processing Services with the following schedule. Where not otherwise specified by agreement between ACE*COMM, Customer and the billed party, the Data Center shall send out its standard subscriber bills for Customer's accounts within nine (9) days after the end of the billing cycle or nine (9) days after all correct information has been provided by Customer, whichever occurs later, wherein the billed charges were incurred. Bills must be sent to the correct address, physical or electronic, for each account as provided by Customer in order for ACE*COMM

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                 Data Processing Services and Support Agreement

                    to fulfill the requirement of timeliness set forth by this Subsection (a).

                    ACE*COMM will meet the above schedule by completing cycle processing for verification not later than six days after the scheduled cycle date. Cycle verification will be the responsibility of Customer. ACE*COMM will not release for printing cycle statements until verification by Customer is complete and ACE*COMM is notified by Customer to proceed. This activity will be done via Facsimile or via E-mail as defined in Data Center Customer Guide.

                    ACE*COMM will print, stuff and prepare for mailing all cycle statements within two days after cycle verification by Customer. ACE*COMM will mail statements in local markets by the third day after the date Customer gives ACE*COMM cycle verification.

               b) Method of Delivery for Bills. The Data Center shall deliver bills in accordance with the method specified by Customer for the billing of each account. Where not otherwise specified by Customer, the Data Center shall deliver bills by first-class mail postage prepaid.

               c) Accuracy of Bills. The Data Center shall bill parties for the full and exact amount indicated as calculated by the Data provided by Customer unless otherwise instructed in writing by Customer.

          (ii) Other Matters. The Performance Goals (and any specific goals for particular system functions described in any attachment hereto other than the Connectivity Goal) shall be considered objectives only and not representations, warranties or guarantees of performance, except as expressly set forth in iii.

          (iii)Connectivity Goal. The ACE*COMM Data Center shall make its best effort to meet the performance objective for Computer System Availability (as defined below for on-line communications) of 97.5%.

               After the first month of operation, during any month that Computer System Availability falls below 97.5%, then the monthly processing fee shall be reduced by an amount equal to 1/2 percent of the Monthly Minimum Processing Fee for each 1/2 percent below the 97.5%. During any month that Computer System Availability is greater than 97.5%, then the monthly processing fee shall be increased by an amount equal to 1/2 percent of the Monthly Minimum Processing Fee for each 1/2 percent above the 97.5%. Six months from the date of this agreement, the parties shall negotiate in good faith to weight the charges to account for hours of operation that may be most critical to the Customer (i.e. hours that are

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                 Data Processing Services and Support Agreement

               more critical may have a fee adjustment that is greater than hours that are less important; however, the total adjustment shall not change.)

          (iv) For these purposes, the "Computer System Availability" means the processor complex and the operating system connectivity to Customer's own communications equipment and leased lines. ACE*COMM will work to coordinate scheduled outages via a quarterly plan that is mutually worked with KMC. The percentage of Computer System Availability shall be calculated as follows:

               Potential Available Hours. The total actual hours per month of Scheduled Maintenance Outages (as mutually determined on at least five (5) days' notice) prior to the commencement of any outage for the Computer System Connectivity are subtracted from the total number of Calendar Hours per month (24 hours times the actual number of days in a given month) to derive the Potential Available Hours;

               Actual Available Hours. The total Outage time for that month expressed in fractions of hours ("Outage Hours"), as recorded in the ACE*COMM Data Center's Problem Management System and other system information logs, is subtracted from the Potential Available Hours to derive the Actual Available Hours; and

               Percentage of Computer System Availability. The Actual Available Hours (x) is divided by the Potential Available Hours (y), less recorded network outages (outside of the Data Center, which includes the output port of Customer owned communications equipment) to yield the percentage of Computer System Availability.

               Migration From ACE*COMM Data Center. If Customer terminates on account of ACE*COMM's breach and such breach is confirmed either by mutual agreement or otherwise, then ACE*COMM will upon request, provide sample data and then, upon a second request, provide all KMC data currently stored at ACE*COMM to KMC and shall provide thirty two (32) hours of telephone consulting services at no additional charge. If such services are requested for an additional period, then they shall be offered at ACE*COMM's rates that are then in effect. Upon termination of this Agreement for any other reason after the term of this Agreement, the Data Center shall provide support staff, services and shall cooperate fully with Customer to plan and execute an orderly migration of hardware, software and Processing Services to the destination of Customer's choice according to a migration plan and schedule supplied by Customer in mutually agreeable form. Such assistance shall be provided as Other Billable Services in accordance with Section 1(e) ("Other Billable Services").

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                 Data Processing Services and Support Agreement

3. Term, Termination. This Agreement shall be effective from the date indicated above and, unless terminated earlier under this Section 3 or under Section 14 ("Default"), shall continue in full force and effect for a period of four (4) years from the Commencement Date. The Term shall be renewed for successive one (l) year periods unless either party notifies the other party at least ninety (90) days prior to expiration of the then current Term that the Agreement shall not be renewed. Notwithstanding the foregoing, Customer may terminate this Agreement at any time for convenience after completion of the third (3rd) Processing Year, upon ninety (90) days' notice and payment of the "Termination Fee" described in Attachment A. Such termination shall have no effect on Customer's obligation to pay for all amounts due hereunder or the parties' rights and obligations under Section 6 ("Proprietary Rights"), Section 7 ("Confidential Information"), Section 8 ("Nonsolicitation"), Section 11 ("Limitation of Remedies & Liabilities") or Section 21 ("Compliance with Export Regulations"). Notwithstanding the foregoing, in the event the Data Center fails during four (4) of any eight (8) consecutive months to meet the Performance Goals described in Section 2(d) ("Performance Goals") and such failure is not excused by Section 20 ("Force Majeure"), Customer shall have an unrestricted right to terminate this agreement and shall thereafter incur no obligations under the Agreement. Such termination shall have no effect on the parties' rights and obligations under Section 6 ("Proprietary Rights"), Section 7 ("Confidential Information"), Section 8 ("Nonsolicitation"), Section 11 ("Limitation of Remedies & Liabilities") or
     Section 21 ("Compliance with Export Regulations").

4. Service Fees & Other Charges. Beginning with the Commencement Date and in consideration of the Processing Services and other technology or services provided under Section 1 ("General Undertaking"), the Customer agrees to pay the Data Center the following compensation in accordance with Section 5 ("Invoices & Payment"):

     (a)  Monthly Service Fees.

          Customer shall pay the greater of either:

          (i) Minimum Monthly Service Fee. Data Center a Minimum Monthly Service Fee in the amount of twelve thousand five hundred dollars ($12,500.00) for the Processing Services, prorated for the initial partial month following the commencement date in accordance with section 5.

          (ii) Transaction Processing Fee. Data Center Transaction Processing Fee as calculated in accordance with Attachment B.

     (b) Certain Other Charges. If the data submitted by Customer is incorrect, incomplete or not in the format specified by the Customer Guide, Customer agrees to pay the ACE*COMM its then current standard hourly rates as set forth in this agreement at such time for additional work required to correct, complete or otherwise prepare the data for processing. ACE*COMM shall be required to provide to Customer itemized invoices with reasonable detail as to all or any such charges.

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                 Data Processing Services and Support Agreement

          Prior to cycle printing (cycle printing here means printing bills and associated reports for the affected billing cycle), ACE*COMM shall provide a file that KMC shall review for approval. Once KMC provides approval for cycle printing (which consent shall not be withheld to the extent that defects are immaterial - e.g. relating to formatting or other cosmetic effects), (i) all costs for transaction processing, and/or cycle printing will be the responsibility of Customer (this includes restarts and reruns) and (ii) KMC shall have no claim against ACE*COMM for any errors or omissions that were made available for KMC to review. Any time required by KMC to review bills shall not be considered as part of the days ACE*COMM has taken to print the bills

          The price for Other Billable Services, if any, rendered by the Data Center shall be the ACE*COMM Data Center's then current price from time to time in effect or such price as the parties otherwise agree in writing. Unless otherwise stated, the price for Other Billable Services does not include and Customer shall reimburse the Data Center for all associated, required and actually incurred, reasonable out-of-pocket costs for travel (coach class if by air), long distance telephone, shipping, supplies and other related costs, subject to reasonable reporting and substantiation requirements and charge an additional amount calculated at the same rates as those listed in Attachment B.

          If reruns and restarts are required because of Customer error, then Data Center will provide rerun individual cycle activity at normal cost to Customer (this includes the direct cost of printing and output processing materials and supplies and services).

          If reruns and restarts are required because of Data Center error, then Data Center will rerun individual cycle activity at no additional cost to Customer.

          If reruns and restarts are required because of joint Customer and Data Center error, then Data Center will perform a single cycle activity rerun process at no additional cost to Customer (this does not include the direct cost of printing and output processing materials and supplies and services).

          All rerun responsibilities for both Customer and ACE*COMM are outlined in Data Center Customer Guide.

     (c) Certain Taxes. The Customer shall be responsible for any state and local sales or use tax based on the Customer's payment of fees and use of Processing Services or other deliverables provided hereunder. ACE*COMM shall be responsible for taxes based on ACE*COMM's net income, gross income, receipts, capital or net worth as well as all minimum taxes, doing business taxes, franchise taxes, and employment related taxes.

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                 Data Processing Services and Support Agreement

5.   Invoices & Payment.

     (a) Minimum Monthly Service Fee. The Minimum Monthly Service Fee shall be paid in arrears, without invoice or additional notice, on the first day of each month beginning with the month following the month in which the Commencement Date occurs. The Minimum Monthly Service Fee shall be prorated during the first month of the first Processing Year and the last month of the Term hereof based on the ratio of the actual number of days of Processing Services utilization to the total number of days in each such month.

     (b) Additional Service Fee. The Data Center shall submit an invoice to Customer for any additional service fees relating to reruns, consulting services, etc. (Additional Service Fees) by the fifteenth
          (15th) day of the month following the month in which such Additional Service Fees are incurred by Customer. Such Additional Service Fees shall be paid no later than thirty (30) days from date of invoice.

     (c) Other Charges. Any amounts due for Other Billable Services, reimbursable out-of-pocket costs or other charges due hereunder shall be invoiced monthly and paid by Customer within thirty (30) days from date of invoice.

     (d) Late Charges. Except as otherwise specifically set forth in Data Processing Services payment shall be made within thirty (30) days from receipt of invoice. Customer may not withhold or "setoff" any amounts due, unless amounts are in dispute, hereunder and ACE*COMM reserves the right to suspend work without prejudice if amounts are not paid within thirty (30) days after the date when due. Any late payment shall be subject to any necessary costs of collection (including reasonable legal fees) and shall bear interest at the prime rate announced by Citibank plus 3% until paid.

     (e) Audit Procedures. Customer from time to time will be able to perform an audit of processes that are used by the Data Center for calculating charges to Customer. This process shall be mutually agreed upon with frequency, and terms are outlined in the Customer Guide.

6.   Proprietary Rights.

     (a) Rights in Data. The Data Center agrees that all Data received, computed, developed, used or stored pursuant to this Agreement shall remain the exclusive property of the Customer and that immediately upon termination of this Agreement, all such Data shall be furnished to Customer in machine readable form without additional charge, except for reasonable processing, material and labor costs, provided Customer is current in its payment of all amounts due hereunder. The Data Center further agrees that the Data will be used only for the purposes expressly contemplated by this agreement and for no other purpose.

                 Data Processing Services and Support Agreement

     (b) Rights in Software. All software of third party vendors (other than ACE*COMM) supplied by the Data Center shall be governed by the terms and conditions of the original vendor license agreement accompanying such software or, if no such license agreement is included, by the vendor's standard license terms generally applicable to the particular product provided such terms are typical and ordinary and, in all cases, do not impose any obligations upon the Customer in addition to the Customer's obligations as set forth in this Agreement.

          Upon payment of all fees associated thereto, which are included in the price hereof at no extra cost or expense as part of the monthly fees hereunder, the Customer is hereby granted the nonexclusive right and license to use, execute and copy all software supplied by the Data Center in object code form as an integral part of obtaining the Processing Services and for no other purpose. Except as provided by
          Section 19 ("Assignment, Transfer"), Customer may not assign, transfer or sublicense this license without the Data Center's prior written consent (which consent shall not be unreasonably withheld, or delayed) and any attempt to the contrary shall be void. With respect to the Customer-supplied software, the Data Center is hereby granted the nonexclusive right and license to use such software in the same form(s) provided by Customer for use in providing the Processing Services and for no other purpose. The Data Center may not assign, transfer or sublicense this license without the Customer's prior written consent (which consent shall not be unreasonably withheld. or delayed) and any attempt to the contrary shall be void. Unless otherwise agreed in writing, any specially ordered software or modifications developed by the Data Center at Customer's request shall be owned exclusively by the Data Center and Customer; provided that to the extent any custom software also contains third party software, Customer shall receive a nonexclusive license conferring rights and obligations equivalent to those provided for other ACE*COMM Data Center-supplied software, as described in the second sentence of this Subsection.

7.   Confidential Information.

     (a) Acknowledgment of Confidentiality. Each party hereby acknowledges that it may be exposed to confidential information belonging to or supplied by the other party or relating to its affairs including, without limitation, the Data, software, business plans and procedures, the terms of this Agreement, the Customer Guide, and other information that may be marked as confidential ("Confidential Information"). Confidential Information does not include (i) information already known or independently developed by the recipient outside the scope of this project and without knowledge of this project (i.e. unaided memory); (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was free to disclose it.

     (b) Covenant Not to Disclose. With respect to the other party's Confidential Information, and except as expressly authorized herein or as required by a court of competent jurisdiction, or other governmental agency, the recipient hereby agrees that during the Term hereof and at all times thereafter it shall not use,

                 Data Processing Services and Support Agreement

          commercialize or disclose such Confidential Information to any person or entity, except to its own employees having a "need to know" or such parties attorneys, accountants if required and in the cases of Customer, to its lenders who it is understood shall be entitled to under Customer's financing arrangements (and who are themselves bound by similar nondisclosure restrictions) and to such other recipients as the other party may approve in writing. In no event shall either party attempt to decompile, disassemble or reverse engineer the other party's confidential or proprietary information and any information discovered in violation of this provision shall be treated as Confidential Information belonging exclusively to the other party. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own confidential information, but in no event shall less than due diligence and care be exercised. The Data Center shall not make use of any of the information received from the Customer for any purpose not expressly contemplated by this Agreement. If requested by the Customer, the ACE*COMM Data Center's Personnel who are assigned to work on the Customer's projects shall execute a document satisfactory to the Customer acknowledging and agreeing to be bound by the terms of this Section 7 ("Confidential Information").

     (c) Normal Use. Except as otherwise specifically set forth in Section 6, nothing in this Section 7 shall be deemed to restrict the Customer from using any of the Customer's Data or any deliverable in the ordinary course of its business it being understood that many employees, subcontractors and others will use the Confidential Information in completing their duties for the Customer and that it may become necessary for the Customer to interface Confidential Information constituting software to other systems utilized by the Customer, its customers, its suppliers, and its consultants.

8. Nonsolicitation. During the Term and for a period of one (1) year thereafter, each party agrees not knowingly to solicit, nor attempt to solicit, the services of anyone who has been an employee within the previous six months of the other party, unless such employee was terminated or laid off by such party, without the prior written consent of the other party. If this provision is violated, the violating party shall pay liquidated damages equal to one hundred fifty (150) percent of the solicited person's annual compensation; provided that upon making such payment, the violating party shall not be in breach of this Agreement.

9. Injunctive Relief. The parties acknowledge that violation by one party of the provisions of Section 6 ("Proprietary Rights"), Section 7 ("Confidential Information") or Section 8 ("Nonsolicitation") would cause irreparable harm to the other party not adequately compensable by monetary damages. In addition to other relief, it is agreed that temporary and permanent injunctive relief would be an appropriate remedy to prevent any actual or threatened violation of such provisions or to enforce such provisions according to their terms. Any party substantially prevailing in an action for injunctive relief under this Section 9 shall be entitled to recover its costs of enforcement, including reasonable attorneys' fees.

                 Data Processing Services and Support Agreement

10.  Warranties; Indemnity.

     (a) Noninfringement Warranty. ACE*COMM (the "Indemnitor") represents and warrants that the Data and any software supplied by it in accordance with Section l(d) ("Software"), when properly used as contemplated herein, will not infringe or misappropriate any United States copyright, trademark, patent, or the trade secrets of any third persons and will defend, indemnify and hold harmless the Customer, its affiliates and their respective agents, representatives, directors, officers and employees (the "Indemnitees") from all damages, costs and expenses (including reasonable attorneys' fees) incurred as a result of any third party claim to the contrary. Upon being notified of such a claim, the Indemnitor shall (i) defend through litigation or obtain through negotiation the right of Indemnitee to continue using the Data or software; (ii) purge the Data of tainted material or rework the software so as to make it noninfringing while preserving the original functionality; or (iii) replace the software with functionally equivalent software. If the Indemnitee reasonably determines that none of the foregoing alternatives provide an adequate remedy, the Indemnitee may, in addition to other relief, terminate all or any part of this Agreement.

     (b) Limited Performance Warranty. The Data Center represents and warrants that it shall make its best efforts to ensure that the Processing Services are compatible with industry standards and practices, and that all software is free from material malfunctions, errors or loss of Data, however, the Data Center does not represent or warrant that the Software will be entirely free from error or defect, or that it will actually achieve the Performance Goals. The foregoing warranty shall not apply if: (i) Customer fails to follow all operational instructions contained in the most current Customer Guide;
          (ii) Customer fails to notify the Data Center of errors or defects within a reasonable time after the appearance thereof; (iii) Customer fails to (to the extent Customer bears responsibility under another provision of this Agreement) provide and maintain adequate Remote Access Equipment, software, the Communications System and environmental conditions in accordance with applicable specifications and industry standards; (iv) Customer has introduced other equipment, software or unusually heavy workloads creating a materially adverse impact on the Processing Services or the ACE*COMM Data Center's ability to achieve the Performance Goals. Customer is solely responsible for the adequacy and accuracy of all Data it submits.

     (c) Warranty Response. Upon being notified by the Customer or otherwise obtaining knowledge of a malfunction, error, or defect of the Software the Data Center shall respond within a reasonable time as set forth in the Customer Guide, by telephone support or through the issuance of periodic updates to acknowledge the malfunction, error, or defect and, with the cooperation of the Customer, shall promptly commence diagnosis and error correction efforts and shall use all reasonable efforts to correct such problem before the subsequent billing cycle commences.

                 Data Processing Services and Support Agreement

     (d)  Warranty Disclaimer.  EXCEPT AS SPECIFICALLY PROVIDED IN THIS
          SECTION 10 ("WARRANTIES") THE DATA CENTER HEREBY DISCLAIMS WITH RESPECT TO ALL PROCESSING OR OTHER SERVICES, EQUIPMENT, SOFTWARE, OR DELIVERABLES PROVIDED HEREUNDER, ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, IT BEING UNDERSTOOD THAT THE PROCESSING SERVICES SHALL BE FIT FOR CUSTOMER'S INTENDED PURPOSE.

11. Remedies & Limitation of Liability. The parties acknowledge that the following provisions have been negotiated by them and reflect a fair allocation of risk:

     (a) Warranty Remedies. Customer's remedy for Data Center's breach of warranty hereunder shall be to obtain repair, replacement or correction of the defective services, software, equipment or deliverable to the extent warranted under Section 10 ("Warranties") which, in the case of Processing Services, means the Data Center shall at its own expense reinput the Data or rerun the programs containing the error, provided that Customer shall have the right to bring action to enforce such warranty. If such remedy is not economically or technically feasible or effective, then Customer may obtain an equitable partial or full credit or refund of amounts paid with respect to the defective services or deliverable, subject to the limitation set forth in Subsection (b) below.

     (b) Make-Whole Amounts. Subject to the provisions of Section 20 of this Agreement, if for any billing period ACE*COMM has timely received the billing data from Customer, but delays in issuing such bills for a period in excess of fifteen (15) days past the mutually Scheduled Date as established in the Customer Guide, then ACE*COMM shall pay Customer an amount equal to the daily interest on the aggregate principal amount of such delayed bills, commencing on the 16th day of delay and continuing for each day the bills are not issued until the 45th day of delay, at a rate that is equal to prime interest rate plus 12% per annum or the then current cost of money to KMC ("Interest Make-Whole Amount"). Subject to the provisions of Section 20 of this Agreement, if ACE*COMM continues to delay in issuing bills after such 45 day period, then ACE*COMM shall pay to Customer, in addition to the Interest Make-Whole Amount, an amount equal to 15% of the aggregate principal amount of all such unissued bills ("Principal Make-Whole Amount"). Upon review and approval by ACE*COMM, all amounts payable to Customer by ACE*COMM under this Section 11(b) shall be paid within twenty (20) days of receiving Customer's invoice requesting such amounts. Sixty days following the date of issuance of bills subject to Principal Make-Whole Amounts, Customer shall prepare a reconciliation and promptly refund to ACE*COMM the portion, if any, of the Principal Make-Whole Amount equal to (1) the excess over 85% of the aggregate billed amount actually collected and (2) allowance for bad debt which as of the date hereof is equal to Customers preceding twelve (12) months bad debt experience as a percent of revenue. Customer will perform a final reconciliation sixty (60) days after the initial reconciliation, and shall refund to ACE*COMM

                 Data Processing Services and Support Agreement

          any additional amount over 85% of the principal collected during such period and the reasonable allowance for bad debt. Make-Whole calculations and the basis for such calculations shall be subject to ACE*COMM review and approval. Any actual delay caused by any changes to the software made at the request of KMC and in the time frame mutually agreed to by Customer and ACE*COMM shall not be considered delays for purposes of this section and the grace period shall be extended on a day-for-day basis.

     (c)  Liabilities.  EXCEPT FOR (i) WARRANTY CORRECTION OBLIGATIONS UNDER
          SECTION 10 (A), (ii) DAMAGES ARISING FROM INJURY TO PERSON OR PROPERTY COVERED UNDER SECTION 17, (iii) DAMAGES ARISING OUT OF AN INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR DISCLOSURE OF CONFIDENTIAL INFORMATION, (iv) ANY INJUNCTIVE RELIEF AUTHORIZED PURSUANT TO THIS AGREEMENT, or Make-Whole Amounts under Section 11(b), and without limiting the parties' respective indemnity obligations under Section 17:

          (i) ACE*COMM's aggregate liability for contract damages shall not exceed a maximum amount of $1,000,000.00; and

          (ii) Customer's liability hereunder shall consist solely of (i) its obligations to make payments for services rendered hereunder as and when due; (ii) late fees assessed in connection therewith;
               (iii) payments in connection with its insurance/indemnity obligations under Section 17 and; (iv) any applicable termination fee.

     (d) NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN CONTRACT, TORT (INCLUDING CONTRACT NEGLIGENCE, BUT EXCLUDING PERSONAL INJURY TORT LIABILITY) OR OTHERWISE, FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFIT OR BUSINESS INTERRUPTION EVEN IF NOTIFIED IN ADVANCE OF SUCH POSSIBILITY) ARISING OUT OF OR PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT.

                  DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

12. Notices. Notices sent to either party shall be effective when delivered in person or transmitted by telecopier ("fax") machine answerback confirmation received, one (1) day after being sent by nationally reputable private overnight courier when received, or two (2) days after being sent by first-class mail postage prepaid to the addresses set forth below, or to such other address as the parties may from time to time give notice:



     KMC Telecom Address:                    ACE*COMM Address

     Ms. Cynthia Worthman                    Mr. S. Joseph Dorr
     Chief Financial Officer                 Vice President, NET*COMM
     KMC Telecom Inc.                        ACE*COMM Corporation
     1545 Route 206                          704 Quince Orchard Road
     Suite 300                               Suite 100
     Bedminster, NJ 07921                    Gaithersburg, MD 20878

     Tel  (908) 719-2100                     Tel  (301) 721-3000
     Fax  (908) 719-8775                     Fax  (301) 258-5692



13. Fax Counterparts. A facsimile of this Agreement and notices generated in good form by a fax machine (as well as a photocopy thereof) shall be treated as "original" documents admissible into evidence unless a document's authenticity is genuinely placed in question.

14. Default. Either party shall be in default of this Agreement if: (i) it breaches any material provision hereof and fails within thirty (30) days after receipt of notice of default to correct such default or to commence corrective action reasonably acceptable to the aggrieved party and proceed with due diligence to completion; provided that Customer shall not be in breach for purposes of giving a notice of breach on account of late payment until payments are at least thirty (30) days past due and the Customer shall have ten (10) days to correct such default;or (ii) it becomes insolvent, makes an assignment for the benefit of its creditors, a receiver is appointed or a petition in Bankruptcy is filed with respect to the party and is not dismissed within thirty (30) days.

15. Dispute Escalation: Arbitration, Choice of Law. Except for certain injunctive relief, a party may seek at law or in accordance with section 10(a) which may be sought at any time, any dispute between the parties arising out of or relating to this Agreement or a breach hereof which dispute is not resolved within 10 days after receipt of notice by the allegedly breaching party, such dispute shall immediately be referred for resolution jointly by senior executives of the parties who are authorized to negotiate a resolution to such dispute. If such individuals are unable to agree upon a resolution within 20 days after referral of such dispute to them (such 20 day period together with the preceding 10 day period being referred to as the Resolution Period; provided, however that the Resolution period shall in no event be less than 30 days), then either party may, upon notice to the other party pursuant to Section 12, refer the dispute for final, binding arbitration to the American Arbitration Association ("AAA") or its successor organization for arbitration before a panel of three arbitrators (with each party choosing one arbitrator and the third arbitrator being chosen by the first two arbitrators) in

     Washington, D.C. Such arbitration shall be conducted under the administrative rules of the AAA; provided, however, that in the event of any conflict between such administrative rules and this Section 15, the provisions of this Section 15 shall govern. Each party shall bear its own costs and attorneys' fees with respect to such arbitration. The award of the arbitrators shall include a written explanation of their decision. The parties hereby agree that arbitration before the AAA pursuant to this
     Section 15 shall be the parties' exclusive remedy and that the arbitration decision and award, if any, shall be final, binding upon, and enforceable against, the parties, and may be confirmed by the judgment of a court of competent jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF the state of New York without reference to principles of conflicts of laws.

16. Independent Contractor Status. Each, party and its people are independent contractors in relation to the other party with respect to all matters arising under this Agreement. Nothing herein shall be deemed to establish a partnership, joint venture, association or employment relationship between the parties. Each party shall remain responsible, and shall indemnify and hold harmless the other party, for the withholding and payment of all Federal, state and local personal income, wage, earnings, occupation, social security, worker's compensation, unemployment, sickness, and disability insurance taxes, payroll levies or employee benefit requirement (under ERISA, state law or otherwise) now existing or hereafter enacted and attributable to themselves and their respective people.

17. Security, No Conflicts. Each party agrees to inform the other of any information made available to the other party that is classified or restricted data, agrees to comply with the security requirements imposed by any state or local government, or by the United States Government, and shall return all such material upon request. Each party warrants that its participation in this Agreement does not conflict with any contractual or other obligation of the party or create any conflict of interest prohibited by the U.S. Government or any other government and shall promptly notify the other party if any such conflict arises during the Term.

18. Insurance, Indemnity. Each party shall maintain adequate Insurance protection covering its respective activities hereunder, including in the case of ACE*COMM the following: (a) commercial general liability insurance written on an occurrence basis with a limit of not less than $1,000,000, including, but not limited to, premises/operations, contractual liability, independent contractors, products/completed operations, property damage and personal injury liability; (b) workers' compensation insurance in accordance with statutory provisions covering employees of ACE*COMM while at work or in the scope of employment and employer's liability insurance in an amount not less than $1,000,000; (c) automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles with a limit of not less than $1,000,000; (d) excess or umbrella liability insurance in an amount not less than $5,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under clauses
     (a), (b) (employer's liability only), and (c). ACE*COMM shall cause all such insurance policies to be endorsed as follows: Customer shall be named as an additional insured, and the insurers shall waive all rights of subrogation against Customer and its subsidiaries and affiliates and such insurance shall be primary and without right of contribution of any other insurance carried by or on behalf of Customer and its subsidiaries and affiliates.

     (a) ACE*COMM Indemnity. Without duplication of ACE*COMM's indemnity obligations under the Contract for Delivery of Computer System, ACE*COMM agrees to indemnify, defend and hold harmless Customer and any of its affiliates and all of their respective directors, officers, employees, agents, representatives, successor and assigns, from and against all causes of action liabilities, judgments, penalties, damages and expenses (including settlements) relating to, or arising from the following:

          (i) actual or asserted failure by ACE*COMM or any of its affiliates to comply with any law, statute, code, ordinance, regulation, rule or order of any governmental or quasi-governmental body, in the performance of ACE*COMM's responsibility under this Agreement; or

          (ii) intellectual property related claims in accordance with the provisions of Section 11(a); or

         (iii) claims on account of (a) injury to or death of persons or
               (b) damages to or loss of real or tangible personal property arising directly or indirectly out of ACE*COMM's responsibilities under this Agreement; or

          (iv) any claims of third parties brought against Customer which arise as a direct result of breach or fault by ACE*COMM under this Agreement.

     (b) Customer Indemnity. Without duplication of ACE*COMM's indemnification obligations under subsection (a) above, Customer agrees to indemnify, defend and hold harmless ACE*COMM and any of its affiliates and all of their respective directors, officers, employees, agents, representatives, successors and assigns, from and against all causes of action and claims of any kind and all liabilities, judgments, penalties, damages and expenses relating in any way whatsoever to, or arising from the following:

          (i) actual or asserted failure by Customer or any of its affiliates to comply with any law, statute, code, ordinance, regulation, rule or order of any governmental or quasi-governmental body, in the performance of Customer's responsibility under this Agreement; or

          (ii) claims on account of (A) injury to or death of persons or (B) damages to or loss of real or tangible personal property arising directly or indirectly out of Customer's responsibilities under this Agreement.

     (c) If either party (in such case the "Indemnitee") intends to seek indemnification under this Article form the other party (the "Indemnifying Party") with respect to any claim, the Indemnitee shall give the Indemnifying Party notice of such claim as soon as practicable after learning of the commencement of the action or proceeding or filing of a claim that may give rise to the right to indemnification hereunder. The Indemnifying Party shall have the right to assume the defense of any such claim with counsel designated by the Indemnifying Party and reasonably satisfactory to the Indemnitee. The Indemnitee shall cooperate with and assist the Indemnifying Party as may be reasonably required, at the Indemnifying Party's expense, in connection with the disposition of such claim or costs being indemnified against. After the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in such action, from and after such time at its own expense. Should the Indemnifying Party fail or refuse to assume the defense of such claim or action, the Indemnitee may contest or settle such claim with counsel of its choice at the sole expense of the Indemnifying Party.

     (d) In the event of joint liability, the parties shall bear their respective share of fault. Any party seeking indemnity under this provision shall promptly notify the other party within the time required to allow the indemnifying party to prepare and timely file court papers in connection with the claim.

     (e) Survival. The indemnification obligations of the parties under this Section shall survive the termination of the Agreement respecting all claims that arise, or events that occur giving rise to a claim, under any legal theory, prior to the termination of this Agreement; provided that any party seeking to limit its indemnification obligations under this Section shall be required to establish in each case that the claim or event giving rise to the claim arose after the termination of such obligation.

19. Binding Nature of Agreement; Assignment. - This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party hereto, which shall not be unreasonably withheld. Customer may assign this Agreement either (i) to a direct affiliate which is the Project company pursuing one or more cities, provided such assignee is under common ownership and control with Customer and establishes it is creditworthy to the reasonable satisfaction of ACE*COMM, or (ii) to its lenders for purposes of meeting lenders' collateral security requirements. Consent of assignment shall not require additional payment except to the extent that ACE*COMM's costs increase.

20. Force Majeure. Excluding any of the Customer's payment obligations under this agreement, neither party shall be liable for delays or failure to perform as a direct result of causes beyond its reasonable control (except for strikes affecting the party alleging force majure), including Acts of God (fire, storm, floods, earthquakes), civil disturbances or disruption of telecommunications, or other essential services.

21. Compliance with Export Regulations. Customer shall obtain in a timely manner all necessary or appropriate licenses, permits or other governmental authorizations or approvals and shall comply with all foreign or domestic laws, regulations or requirements pertaining to the importation, exportation, or use of the Processing Services, software, equipment, technology or Data to be provided herein. Absent such governmental authorization, the Customer shall not directly or indirectly export or re-export any such Processing Services, software, equipment, technology or Data to Afghanistan, the People's Republic of China or any Group Q.S.W.Y or Z country specified in Supplement 1 to Part 770 of the U.S. Export Administration Regulations. This provision and the assurances made herein shall survive termination of this Agreement.

22. Miscellaneous. This document and the accompanying Schedules, which are hereby incorporated by reference in its entirety, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other communications, whether written or oral. This Agreement may be modified or amended only by a writing signed by the party against whom enforcement is sought. Any provision hereof found by a tribunal of competent jurisdiction to be illegal or unenforceable shall be automatically conformed to the minimum requirements of law and all other provisions shall remain in full force and effect. Waiver of any provision hereof in one instance shall not preclude enforcement thereof on future occasions. Headings are for reference purposes only and have no substantive effect.


IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

KMC TELECOM INC.                        ACE*COMM CORPORATION



By: /s/ Michael Sternberg                By: /s/ S. Joseph Dorr
   --------------------------               --------------------------
Name: Michael Sternberg                  Name: S. Joseph Dorr
Title: President                         Title: Vice President

KMC TELECOM II, INC.                     KMC TELECOM OF VIRGINIA, INC.



By: /s/ Michael Sternberg                By: /s/ [ILLEGIBLE]
   --------------------------               --------------------------
Name: Michael Sternberg                  Name: ILLEGIBLE
Title: President                         Title: Chariman

                                     ATTACHMENT A

Schedule of Remote Access Equipment

Subpart A.  Supplied by the ACE*COMM Data Center

          None.

Subpart B.  Supplied at this time.

          None identified at this time.

Schedule of Employees




     Company        Position            Name

     ACE*COMM       Program Manager     Dennis Vandendriessche

                    Operations Project
                     Manager            Dan Vestal

     KMC Telecom    Point of Contact    Ron Twine


Schedule of Prices

     Per N97-0684  (Attachment B)


     Standard Library of Software All currently supported software (In Use) used in Data Center for normal duties to support daily operations in support of this agreement. These are deemed non-chargeable to Customer.


     Software Subject to Surcharge

     All software required supporting this agreement that was purchased on behalf of Customer to support this agreement with prior approval of Customer. Cost may be a one-time charge or computed in the normal monthly charge as agreed.

Transportation Charges

As required at cost plus 10% (Coach air fare, if required.)

Other Charges

ACE*COMM Supplied Equipment as required plus 30%

KMC Telecom Supplied Equipment Plus 10%

Software and integration cost plus 30%

Termination Fee

Total remaining Minimum Monthly Service Fees at $12,500 per month.




Migration Fee

    Labor Category                  Hourly Rate

    Data Processing Personnel
    Operations Project Manager      $100.00
    Operations Staff                $ 60.00


    Systems Personnel

    Project Manager                 $150.00
    Engineering Staff               $120.00


SCHEDULE OF PROCESSING SERVICES


The following represents the Processing Services referred to in Section 1(a) ("Computer Processing Services"):


1.   Operations Support.


          (a) Production. The Data Center shall monitor, schedule, or otherwise initiate batch jobs on behalf of the Customer as shown in the following Billing Data Processing Responsibility Matrix. Summary Reports and logs will be reviewed and the Customer will be notified of any problems.

          (b) Production Batch. Unless otherwise agreed in writing, the Customer's schedule for batch jobs will be the same schedule in existence prior to implementation of Data Center processing or a mutually agreed per service level. Where input is required from the Customer for job scheduling functions, such input from Customer will be forwarded to the Data Center in hard copy form or via facsimile. The Data Center reserves the right to automate the manual initiation of batch jobs where possible. The Data Center operators will notify the Customer of abnormal job termination and perform job reruns and restarts under established guidelines directed and approved by Customer.


               The Customer will review end-of-cycle reports and status and authorize close of each billing cycle in writing. Such authorization will be forwarded to the Data Center via facsimile or E-mail.

               Data Processing requirements for Carrier Access Billing have not yet been defined. Data Center services rendered to support this function will be priced separately.

               The attached Billing Data Processing Responsibility Matrix provides the specific run time activities.

          (c) Customer Server System Administration. Per Data Processing Services and Support Agreement, the Data Center shall provide the following system administrator functions for the Customer NetPlus Pro*Vision server:

               (I)  Maintain Network Configuration Files

               (II) Maintain NetPlus Pro*Vision Configuration File

              (III) Server Maintenance to include coordinating shutting
                    down and booting the server.

               (IV) User Maintenance

               (V)  Maintain Access Control of Server Applications

               (VI) Maintain Background Jobs

              (VII) Monitor System Logs

             (VIII) Maintain NetPlus Pro*Vision Environment Variables

               (IX) Database Management to include Starting and Stopping ORACLE, mounting, dismounting the ORACLE database, monitoring real-time use and performance of the ORACLE database, and performing backup and recovery of database logs and data.

                (X) Disk Management to include allocation and reallocation of permanent, temporary, and work data sets, data compression, data purging, and other required tasks.

               Customer retains responsibility for network administration and client workstation administration.

          (d)  Subscriber Invoices.  The Data Center shall perform printing,
               packaging, and mailing of the Customer invoices.   Subscriber
               invoices will be printed two-sided on pre-printed 8 1/2" by 11" paper stock. The first page of each invoice shall be perforated with a logo banner pre-printed at the top of the page. The first page of each invoice section shall have a logo banner and a colored box for insert of the section title pre-printed at the top of the page. The continuation pages of each section shall have only a logo banner pre-printed at the top of the page. Subscriber invoices shall be packaged unbound. KMC shall provide pre-printed paper stock that meets the standards identified in the Customer Guide. ACE*COMM reserves the right to outsource the printing, packaging, and mailing, provided that any outsourcing contractor agrees to be bound by the confidentiality obligations of this agreement and provided further that ACE*COMM shall remain liable for all acts or omissions of such contractor. Any Customer requirements outside of this standard will be priced separately.

          (e) Outgoing Tape Generation. The Data Center shall perform all outgoing tape and other external media processing functions, including mounts and dismounts, and logging the tape generation and tape shipment to third parties.

          (f) External Media Management. The Data Center shall perform all tape and other external media processing functions, including logging receipt and shipment, mounts, dismounts, on-site storage and off-site vaulting of tapes and other external media received from third parties for Customer processing. All such tapes and external media will be stored in a physically secured environment at the ACE*COMM Data Center. Processed tapes and external media will be archived to off-site vaulting on a weekly basis. The Customer will provide the Data Center with written instructions for retention of tapes in off-site vaulting.

          (g)  Customer Server System Backup and Restore.   The Data Center
               shall perform an incremental daily backup of the Customer NetPlus Pro*Vision server database and data files to magnetic tape and a full backup of the NetPlus Pro*Vision server weekly. The Data Center shall provide for off site vault archiving of backup tapes All backup tape receipts and distributions will be logged. All backup and recovery operations will be coordinated with Customer. Customer retains responsibility for client workstation backup and restore.

          (h)  Customer Disaster Recovery.   The Data Center shall provide
               disaster recovery support for the Customer in the event of a catastrophe. ACE*COMM will make available resources, including space, operations staff, and operations equipment at a cost to be determined when and if such support is required.

          (i) Data Center Environment. ACE*COMM shall provide a secure processing environment for data center facilities. ACE*COMM shall provide secured access to operations equipment. Systems used for Customer processing shall be provided with an UPS system for system operation for not less than one hour for all data center equipment used in support of service level agreements.

          (j) Data Center Process Control. The Data Center shall provide for logging of all processing tasks performed with reports each month to the Customer. This activity will provide the basis for billing/invoicing the Customer for services rendered under this contract. ACE*COMM and the Customer will establish logging and monthly report criteria prior to the commencement of operations for the Customer.

          (k) Customer Server Startup/Shutdown. The Data Center will control the startup and shutdown of all NetPlus Pro*Vision server processing functions at the direction of Customer. The Data Center will notify Customer's users of any unscheduled startup or shutdown of server processing.

          (l) Customer System and Subsystem Monitoring and Management. The Data Center will be responsible for installing, maintaining, and administering all system or subsystem level monitoring and management software.

          (m) Customer System Upgrades. Customer hardware and software upgrades shall be coordinated with the Data Center to ensure compatibility of operations between the Customer Site and the Data Center.

          (n) Priorities. Customer will determine the task priorities for both batch and online processing services. The Data Center will administer services provided according to Customer priorities.

          (o) Help Desk. The Data Center will provide the following Help Desk services:

           (i) Customer will initiate trouble reports through its designated representative(s) by contacting the Help Desk at the telephone number listed in the Customer Guide;

          (ii) The Data Center will log and classify all reported problems. The Data Center will address all reported problems regarding network and system availability, response time, terminal and printer resets and any other such problem reasonably classified by the Data Center as system related. The Data Center will enlist Customer's information services staff when necessary to assist in the resolution of these problems. For both online and batch application problems, the Data Center will contact the designated Customer personnel for resolution of such application related problems. If the designated Customer personnel are not available, the parties shall follow the "escalation procedures" set forth in the Customer Guide;

         (iii) Terminal and printer hardware problems and any problems related to Customer's applications will be forwarded to Customer's operations or applications staff. If the Data Center cannot contact the appropriate Customer personnel, the parties shall follow the "escalation procedures" set forth in the Customer Guide.


     (p) Additional Services.

           (i) Professional Services. Any professional services specifically requested and approved in writing by the Customer will be billed at the ACE*COMM Data Center's then current published rates for such services. The Data Center will bill the Customer for its reasonable out-of-pocket expenses incurred in connection with providing professional services to the Customer.

          (ii) Other Services. Additional hardware, software, telecommunications, travel or other services or deliverables beyond the scope of activities contemplated in this Schedule and which have been requested and approved by the Customer, will be billed separately by the ACE*COMM Data Center.

                         DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

                          BILLING DATA PROCESSING RESPONSIBILITY MATRIX



                                                                    PROCESSING
TASK                                               RESPONSIBLE       LOCATION         FREQUENCY       QUANTITY
-------------                                   ----------------  ---------------  --------------  --------------
MAINTAIN ACCOUNT CLASSES                                CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN GENERAL LEDGER CODES                           CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN TRANSACTION TYPE CODES                         CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN ACCOUNTS                                       CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
CHANGE/MERGE ACCOUNTS                                   CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
DEFINE BILLING HIERARCHY                                CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
DISPLAY ACCOUNT BALANCES                                CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE ACCOUNT REPORT                                 CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE ACCOUNT ROLL-UP REPORT                         CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE ACCOUNT EQUIPMENT SUMMARY REPORT               CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN TAX SCHEMES                                    CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
ASSOCIATE TAX SCHEMES WITH ACCOUNTS, ITEM
 CODES, OR TRANSACTION TYPES                            CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN PAYMENTS/CREDITS AND SUPPLEMENTAL
 CHARGE TRANSACTIONS                                    CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
DISPLAY ACCOUNT TRANSACTIONS                            CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE ACCOUNT ACTIVITY REPORT                        CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE TRANSACTION SUMMARY REPORT                     CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE TRANSACTION DETAIL REPORT                      CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN THE FLAT RATE TABLE                            CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED

                                                                    PROCESSING
TASK                                               RESPONSIBLE       LOCATION         FREQUENCY       QUANTITY
-------------                                   ----------------  ---------------  --------------  --------------
MAINTAIN DIALING PLANS                                  CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
LOAD RATE TABLES                                        CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN TIME PERIOD TABLES                             CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN CURRENCY CONVERSION RATES                      CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN FROM-TELEPHONE NUMBER TRANSLATIONS             CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN COUNTRY RATES                                  CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN POLLING CONTROL PARAMETERS                     ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN POLLING JOBS                                   ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
SHOW POLLING JOB STATUS                                 ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
START POLLING JOBS                                      ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
STOP POLLING JOBS                                       ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE POLLING LOG                              ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
DISPLAY THE POLLING ACTIVITY LOG                        ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
DELETE THE POLLING ACTIVITY LOG                         ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
DISPLAY/PRINT THE RATING LOG FOR POLLING
 ACTIVITY                                               ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
MAINTAIN CALL DETAIL RECORDS                            CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
CORRECT REJECTED CALL RECORDS                           CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE THE REJECTED CALL RECORD REPORTS               CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
RECYCLE REJECTED CALLS                                  ACE*COMM      DATA CENTER     AS REQUIRED     AS REQUIRED
GENERATE STATION MESSAGE DETAIL REPORTS                 CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED

                                                                    PROCESSING
TASK                                               RESPONSIBLE       LOCATION         FREQUENCY       QUANTITY
-------------                                    ----------------  ---------------  --------------  --------------
RATE CALLS INTERACTIVELY                                CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED


TASK                                              RESPONSIBLE        LOCATION        FREQUENCY        QUANTITY
----                                            ----------------  ---------------  --------------  --------------
MAINTAIN ELECTRONIC MEDIA JOBS                          ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
LOAD INTERNET USAGE MEDIA AND RATE                      ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE INTERNET USAGE MEDIA LOG                 ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR INTERNET USAGE            ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
LOAD IXC CT TAPE AND RATE                               ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE IXC CT TAPE LOG                          ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR IXC CT                    ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
LOAD ILEC EMR TAPE AND RATE                             ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE ILEC EMR TAPE LOG                        ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR ILEC EMR                  ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
LOAD ILEC AMA TAPE AND RATE                             ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE ILEC AMA TAPE LOG                        ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR ILEC AMA                  ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
LOAD ILEC TAPE AND RATE                                 ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE ILEC TAPE LOG                            ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR ILEC                      ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED
LOAD DS1 USAGE MEDIA AND RATE                           ACE*COMM       DATA CENTER    AS REQUIRED     AS REQUIRED

TASK                                               RESPONSIBLE       LOCATION         FREQUENCY       QUANTITY
-------------------                             ----------------  ---------------  --------------  --------------
VIEW/PRINT THE DS1 USAGE MEDIA LOG                      ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR DS1                       ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
LOAD OCTEL MEDIA AND RATE                               ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE OCTEL MEDIA LOG                          ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR OCTEL                     ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
LOAD DEBIT CARD USAGE MEDIA AND RATE                    ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE DEBIT CARD USAGE MEDIA LOG               ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR DEBIT CARD USAGE          ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
LOAD GTE EMR TAPE AND RATE                              ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE GTE EMR TAPE LOG                         ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
VIEW/PRINT THE RATING LOG FOR GTE EMR                   ACE*COMM       DATACENTER     AS REQUIRED     AS REQUIRED
GENERATE CMDS II TAPE                                   ACE*COMM      DATA CENTER         MONTHLY          1 TAPE
GENERATE OUTCOLLECT TAPES                               ACE*COMM      DATA CENTER         MONTHLY          1 TAPE
GENERATE CABS TAPES                                     ACE*COMM      DATA CENTER         MONTHLY          1 TAPE
GENERATE INVOICES FOR CARRIERS                                                            MONTHLY     AS REQUIRED

LOAD RATE TAPES                                         ACE*COMM       DATA CENTER,       MONTHLY          1 TAPE
                                                                         CUSTOMER
UPDATE THE BILLING CYCLE                                ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
CUSTOMIZE THE BILLING STATEMENT TEXT                    CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
TRIAL BILLING CYCLE CLOSE                               CUSTOMER,
                                                        ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
CLOSE THE TOLL CYCLE                                    CUSTOMER,
                                                        ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
SHOW THE PROGRESS OF END-OF CYCLE PROCESS               ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED

TASK                                               RESPONSIBLE       LOCATION         FREQUENCY       QUANTITY
                                                ----------------  ---------------  --------------  --------------
PROCESS
TERMINATE THE END-OF-CYCLE PROCESS                      ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
DISPLAY/PRINT/REVIEW THE TOLL CLOSE REPORT              CUSTOMER,        CUSTOMER     AS REQUIRED     AS REQUIRED
                                                        ACE*COMM
CLOSE THE BILLING CYCLE                                 CUSTOMER,        CUSTOMER     AS REQUIRED     AS REQUIRED
                                                        ACE*COMM
SHOW THE PROGRESS OF CLOSE BILLING CYCLE PROCESS        ACE*COMM         CUSTOMER     AS REQUIRED     AS REQUIRED
REVIEW THE CLOSE BILLING CYCLE REPORT                   CUSTOMER,       DATACENTER,        WEEKLY            ONCE
                                                        ACE*COMM         CUSTOMER
SHOW ON-LINE BILLING HISTORY DATA                       CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE PRINTED SUBSCRIBER BILLS                       ACE*COMM       DATACENTER      MTHY/CYCLE     AS REQUIRED
GENERATE SUBSCRIBER BILLS TO ELECTRONIC MEDIA           ACE*COMM       DATACENTER      MTHY/CYCLE     AS REQUIRED
GENERATE THE AGED ACCOUNT REPORT                        CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
GENERATE THE EXPENSE RECOVERY ANALYSIS REPORT           CUSTOMER         CUSTOMER     AS REQUIRED     AS REQUIRED
FILE TRANSFER USAGE DETAIL FROM DATA CENTER TO
 CUSTOMER SITE                                          ACE*COMM       DATACENTER           DAILY            ONCE
                                                                        CUSTOMER
FILE TRANSFER BAF DATA FROM CUSTOMER SITE TO                           DATACENTER
 DATA CENTER                                            ACE*COMM         CUSTOMER           DAILY            ONCE
TRANSFER END OF CYCLE DATA FROM CUSTOMER SITE                          DATACENTER
 TO DATA CENTER                                         ACE*COMM         CUSTOMER          WEEKLY            ONCE
TRANSFER INVOICE IMAGE TO CUSTOMER SITE FOR
 INVOICE INQUIRY                                        ACE*COMM       DATACENTER          WEEKLY            ONCE

                    Data Processing Services and Support Agreement

Functional Rollout

A consolidated View of Planned
Enhancements Over Baseline Pro*Vision
1.0.1

Phase 1 - October 04, Phase 2 - December 31,
1997 Phase 3 - March 31, 1998                         Planned


-----------------------------------------------------------------------------
Pro*Vision WFM/Enhancement Capability                      Roll-out
-----------------------------------------------------------------------------
General Billing Capabilities
  KMC Item Code Capability
    - Item Code Grouping (Master/Child)...................  Phase 1
    - Multiple hierarchy .................................  Phase 1
    - Plain English description ..........................  Phase 1

  Invoice Billing
    - A/R Tracking to invoice number .....................  Phase 3
    - Product specific Invoice Billing ...................  Phase 3

  Update Customer account information
    (Acct receivables)....................................  Phase 1

  Bill minimums based on agreements.......................  Phase 3

  Payment history on invoice..............................  Phase 1

  Consolidate multiple accounts (Parent/Child)............  Phase 1

  Customer Service call crediting.........................  Phase 1

  Ability to suppress or customize bill...................  Phase 1

  On-line account status..................................  Phase 1

  15 day ability to change rates, add promo's, etc........  Phase 1

  Vendor provider billing capability
    - Billing for wholesale services......................  Phase1
    - Bill on behalf of other service provider............  Phase 1

  Provide Electronic distribution of Bill (EMAIL).........  Phase 3

  Ability to do Bill re-runs..............................  Phase 1

RATING & BILLING PROCESSING

  5ESS AMA processing(1)..................................  Phase 1

  Rating Calls (Local / IntraLata /InterLata ) (1)........  Phase 1

  IXC CT Records processing (1)...........................  Phase 1

  EMI Processing (operator, third party & CMDS) (1).......  Phase 1

  Reconciliation between 5ESS & 1 Primary PIC tapes.......  Phase 2

  Boston Technology record processing (2).................  Phase 2

  Partial cent rating by product or Customer..............  Phase 1

  Billing Adjustments.....................................  Phase 1
    *Post billing only

  Multiple billing cycles ................................  Phase 2

  Flexible billing periods................................  Phase 2

  Sort by Billing periods.................................  Phase 2
    - Track 30/60/90 overdue..............................  Phase 1
    - close-cycle logic to select designated billables....  Phase 3


(1) Formats must be provided to ACE*COMM by Customer thirty (30) business days before delivery of processing capability.

(2) Formats must be provided to ACE*COMM by Customer thirty (30) business days before delivery of processing capability.

                          Data Processing Services and Support Agreement


Sort by Billing media.....................................  Phase 1

Volume Discounting........................................  Phase 3

Discounting per service with start & end dates............  Phase 1

KMC Tax requirements......................................  Phase 1

Prorating taxes...........................................  Phase 3

Billing by bandwidth, packets, frame counts...............  Phase 3

Rate Schedule system  - Record exchange for
  carrier settlements.....................................  Phase 1

INVOICE PROCESSING & PRODUCTION FUNCTIONAL CAPABILITY

  Mandatory Sections/page to print
    (Remit/TOC/SOA/CS)....................................  Phase 1

  Print ONLY sections which apply to specific customer....  Phase 1

  Alpha Suffix after invoice number to indicate
    exceptions............................................  Phase 2

  Customer Flexibility (Parameter table)..................  Phase 1

    - Customer ability to Suppress /customize
      elements of bill....................................  Phase 1

    - Ability to choose sections..........................  Phase 1

    - Ability for customer to modify each billing
      cycle (before deadline).............................  Phase 1

    - Ability to provide Customer two levels of
      sorting capability..................................  Phase 2

    - Sort detail such as Tel Number, location,
      dept, acct code.....................................  Phase 1


    - Sort actual call record details chronological,
      sequential numeric..................................  Phase 1

    - Ability to define TOTALS, by telephone number,
      location............................................  Phase 1

  Charges Summary -  Trending capability..................  Phase 2

    - Only Show  current month............................  Phase 1

    - Last month charges (if product is still being
      subscribed to)......................................  Phase 2

    - This month last year (if applicable)................  Phase 2

    - year to date .......................................  Phase 1

  Provide Graphics capability ............................  Phase 2

    - Charge summary......................................  Phase 2

    - Trending............................................  Phase 2

    - Automatic scaling of graph..........................  Phase 2

  Custom Marketing messages ..............................  Phase 2

INVOICE SECTIONS CAPABILITY

  Table of Contents.......................................  Phase 1

  Payment History.........................................  Phase 1

  Account Balance Reconciliation..........................  Phase 1

  Charges Summary.........................................  Phase 1

  Voice Services..........................................  Phase 1

  Misc. Charges, Taxes and Surcharges.....................  Phase 1

  Account Inventory.......................................  Phase 1

  Service Summary Reports.................................  Phase 1

  Exception Reports.......................................  Phase 1

KMC PRODUCT INVOICE CAPABILITY

  Dedicated Services (see T1,  DS1,3 below)...............  Phase 1

  Data Services (see below)...............................  Phase 1

  Video Services (see below)..............................  Phase 1

  Leased Equipment........................................  Phase 1

  Systems Integration.....................................  Phase 1

  Process Improvement.....................................  Phase 1

  Voice Mail..............................................  Phase 1         Recurring Charge Only

  Voice Conf Bridge.......................................  Phase 1         Recurring Charge Only

  Bus. Quality Video......................................  Phase 1         Recurring charge only

  High Res. Video ........................................  Phase 1         Recurring charge only

  T1/DS1/DS3 .............................................  Phase 1         Recurring charge only

  Gateway, Packet Switching...............................  Phase 1         Recurring charge only

  Virtual LAN Services....................................  Phase 1         Recurring charge only

  HS Internet.............................................  Phase 1         *recurring charge only

  I'net Access Port Utilization Overcharge................  Phase 1         RC Only, No Threshold
                                                                              overcharge

                                      40


  Frame Relay.............................................  Phase 1         Recurring charge only

SERVICE NEGOTIATION

  Provide user interface for service order input..........  Phase 1

  Automatic query for open TT/WO & bill status............  Phase 2

  Service Order Input.....................................  Phase 1

  Service Negotiation Screen..............................  Phase 2

  Automatic Process Flow/indicator lights.................  Phase 3

  Service Order Subtotaling...............................  Phase 1

  Provide appropriate pop up screen & menus...............  Phase 2

  All appropriate data fields with real time data input...  Phase 1

  Online help and user lead-through.......................  Phase 1

  Provide access to product database......................  Phase 1         application launch/no interface

INFRASTRUCTURE DB

  - provide lookup for CLE/POP inventory
    (Shelf/Lincards/slots/ports)..........................  Phase 1

  - status against inventory (pending/avail/in-
    use/rsvr'd/vacant)....................................  Phase 2

  - reserve inventory against crt ID or Tel number........  Phase 1

  - provide association with S.O #/Due Date /service ID...  Phase 3

  - Provide association with EWO..........................  Phase 1

  - Service negotiation capable of linking Due date
    to inventory results..................................  Phase 3

                                      41


  - Svc negotiation capable of associating Svc to
    line card type........................................  Phase 3

  - Cancel SO removes reservation information
    from all inventory....................................  Phase 1

  - Provide threshold levels & notification upon
    threshold crossings...................................  Phase 1

  - Auto-posting of due date upon completion..............  Phase 2

  Provide Tel. No mgmt ...................................  Phase 1

  Vanity Number Sort capability...........................  Phase 3

  Customer profile database...............................

  - corp address fields...................................  Phase 1

  - Customer billing/pricing plan.........................  Phase 1

  - Email address.........................................  Phase 1

  - billing cycle field...................................  Phase 1

  - direct billing media..................................  Phase 1

  - cust. contract and tariff info........................  Phase 1

  - payment history.......................................  Phase 1

  - cust service location addresses.......................  Phase 1

  - ability for cust to modify billing cycles ............  Phase 2

  - Customer contact log..................................  Phase 1

  - Auto purging of contact entries.......................  Phase 1

Provide screen to support listings creation...............  Phase 1

Create DNCF order to LEC..................................

  - Mod to Work order processor to provide interface
    to Rboc (real-time interface).........................  Phase 3

  - modify 411 listings to conform to Rboc ...............  Phase 3

                                  42


  - Sync with existing transaction logging................  Phase 3

  Directory listing and E911 interface to LEC.............

  - Interface to Rboc.....................................  Phase 3

  - Modify length of personnel listings to conform
    to Rboc...............................................  Phase 1

  - Sync existing transaction logging with new layout.....  Phase 3

  - Sync existing auto-updates between Tel. &
    Directory tables......................................  Phase 3

  Order status reporting  by category and aging
    to/from carriers .....................................  Phase 1

  Electronic interface to LEC ordering system.............  Phase 3

  Provide ASR form from service order data................  Phase 1

  - JetForm integration ..................................  Phase 1

  - Auto Population into Form.............................  Phase 3

  Yellow pages............................................    TBD           KMC to define process

AUTO-SWITCH PROVISIONING

  - Batch mode capability.................................  Phase 1

  - Support 30/40 CENTREX features........................  Phase 1

 - Table validity checking / Sync database ...............  Phase 1

 - En-mass user definable execution times.................  Phase 1

 - Batching of up to 100 lines/customer...................  Phase 2

 - ISDN Provisioning (BRI)................................  Phase 1

 - ISDN Provisioning (PRI)................................    TBD

Real-time connection to 5ESS -11 - auto                    Phase 1
populate required translations

Automatically activate switch services                     Phase 1

Send reject information in real-time to                    Phase 1
exception mgr

Provide two fields for Customer Lata PIC &                 Phase 1
Interlata PIC selection

Automatic PIC Notification to Carrier (MCI,                Phase 3
IXC, ATT)

Multiple line / TN assignment                              Phase 2

Provide user with Real-time QDN/QOE query                  Phase 2
capability

SERVICE REQUESTS
- Types of work orders (Quote, New Site                    Phase 1
service, SO, EWO)

- SO status - pending, planning, complete                  Phase 1

- SO action field - disconnect, add, change,               Phase 1
cancel

- modify all TSR terminology to conform to                 Phase 1
KMC terminology

Distribute order to appropriate field techs                Phase 1

Provide a completion mechanism following the               Phase 1
turn-up of service

Provide customer screening capability                      Phase 1

define customers as new, additional, service               Phase 1
trouble report

Maintain up to date cust. service profile                  Phase 1

                   DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

Provide customer details

- line and feature inventory                               Phase 1

- Account profile                                          Phase 1

- Total telecom usage by service                           Phase 1

- number of lines                                          Phase 1

- contract terms and rate agreements                       Phase 1

- product and service agreements                           Phase 1

- status, completion, aging reports for all                Phase 1
order types

Ability to reconcile switch and billing                    Phase 1
databases

Ability to correct PIC or other billing                    Phase 2
discrepancies

TROUBLE REPORTING
Create customer trouble record                             Phase 1

Provide customer screening                                 Phase 1

Provide from TR screen access to all customer              Phase 1
info & 5ESS info

Provide trouble report history                             Phase 1

Distribute work orders to Techs                            Phase 1

Provide image of customer last 6 months bills              Phase 1

Provide access to all customer billing info                Phase 1

Provide access to up to the minute CDR info                Phase 1  Based on
                                                                    Switch
                                                                    AMA
                                                                    availability

Carrier reporting and tracking interface                   Phase 1

                   DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

Provide progress of pending  TR's to                       Phase 1
appropriate personnel

Trouble ticket  source summary table                       Phase 1

BILL LAYOUT CAPABILITIES
81/2 X 11 format - 2-sided / 66 lines per page             Phase 1

margins: 11/2 top, 1/2 left, right, bottom                 Phase 1

Paper type                                                 Phase 1

- Section title format - includes color logo               Phase 1

- remittance                                               Phase 1

- Section - color logo band at top, front, and             Phase 1
back

Suppression of empty lines                                 Phase 1

Variable length Information exchange section               Phase 1

Suppression of leading zeros                               Phase 1

line numbers on left side - 50%-60% screened               Phase 1

Provide "continuation" detail on top of page               Phase 1

Number field formats as per "Invoice Format"               Phase 1

Rich Format Text as per "Invoice Format"                   Phase 2

ACCOUNTS RECEIVABLE
Provide user definable credit rating rules                 Phase 3

- External credit checking (Manual)                        Phase 1

- Provide view to data and method to manually              Phase 1
enter data

                   DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

- External credit checking -provide scoring                Phase 3
logic

- internal credit checking                                 Phase 2

- User definable credit checking criteria                  Phase 3

- Provide external credit checking access                  Phase 1

Manage pre-pay deposits                                    Phase 1

Track Payment record                                       Phase 1

Declare overdue accounts                                   Phase 1

Resubmit overdue accounts to billing database              Phase 1

Declare Delinquent Accounts                                Phase 1

Declare and refer bad debt                                 Phase 1

Delinquent account management                              Phase 1

Report delinquent account                                  Phase 1

Payment collection                                         Phase 1

Historical Activity file                                   Phase 1

Collect and update payments                                Phase 1

Update accounting journals and ledger                      Phase 3

Billing Payment media (Input mechanism)                    Phase 2

 - Lock Box capability                                     Phase 1

 - Electronic Fund transfer                                Phase 3

 - Preauthorized payment (debit)                           Phase 1

Separations and Settlements
Manage KMC toll charges                                    Phase 1

                   DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

Receive and sort toll charges from toll service            Phase 1
providers

Provide local & Long Distance originating and              Phase 1
terminating access data to CDG (EMR format)

Fraud - monitor usage                                      Phase 1

Fraud - set bill thresholds                                Phase 3

Management Report and Tracking

Create history records                                     Phase 1

Provide service order tracking                             Phase 1

 - user definable milestone dates                          Phase 3

 - track progress of SO (request, complete, etc)           Phase 1

 - provide progress of pending TR's                        Phase 1

Provide jeopardy escalation if one of the due              Phase 3
dates missed

Provide tracking of all service orders, EWO, TR            Phase 1

Provide daily, weekly, monthly summary reports             Phase 1

Service level measurement reports                          Phase 1

Tracking cost/volume by salesperson                        Phase 3

Support or delivery account management system              Phase 2

Conform to CLLI naming convention                          Phase 1

System Admin / Security                                    Phase 1

Interface Summary
Telephone number administration                            Phase 1

                   DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

E911 Fax & data file                                       Phase 2

E911 Electronic Interface                                  Phase 3

Product/Marketing Interface                                Phase 1

5ESS usage DB                                              Phase 1

5ESS interactive line translations                         Phase 1

ATM Network Mgr                                            Phase 3

Network resource at specific address DB                    Phase 1

Remote access capability                                   Phase 1

Billing printing and mailing                               Phase 1

Electronic bill distribution                               Phase 1

Accounts receivable                                        Phase 1

Trouble repair DB                                          Phase 1

SO and Provisioning DB                                     Phase 1

Communications DB                                          Phase 1

Prospect DB                                                Phase 1


Directory Listings fax and data file                       Phase 2

Directory listings Electronic Interface                    Phase 3

Outbound Carrier ASR fax and data file                     Phase 2

Outbound Carrier ASR electronic interface                  Phase 3

Outbound Carrier PIC fax and data file                     Phase 2

Outbound Carrier PIC electronic interface                  Phase 3

CDG CABS Interface (EMR)                                   Phase 1

Billing for Carrier                                        Phase 1

                   DATA PROCESSING SERVICES AND SUPPORT AGREEMENT

Service Bureau interface                                   Phase 1